EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Fred Meyer, Inc. on Form S-3 of our report dated March 12, 1997, appearing in the Annual Report on Form 10-K of Fred Meyer, Inc. for the fiscal year ended February 1, 1997, as amended by Form 10-K/A, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Portland, Oregon
February 23, 1998